================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 17, 1998

                        MOBILEMEDIA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                  0-26320                  22-3253006
     (State or other         (Commission File No.)         (IRS Employer
      jurisdication                                     Identification No.)
    of incorporation)

            Fort Lee Executive Park, One Executive Drive, Suite 500,
                           Fort Lee, New Jersey 07024
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 224-9200
              (Registrant's telephone number, including area code)


                            -------------------------

        (Former name or former address, if changed since last report)


================================================================================

Item 5.  Other Events.

            MobileMedia Corporation and MobileMedia Communications, Inc. (collectively, "MobileMedia") entered into an agreement and plan of merger dated as of August 18, 1998 with Arch Communications Group, Inc. ("Arch") and Farm Team Corp. for Arch to acquire MobileMedia. The agreement and plan of merger was amended by a first amendment to agreement and plan of merger dated as of September 3, 1998 among MobileMedia Corporation, MobileMedia Communications, Inc., Arch Communications Group, Inc. and Farm Team Corp.

            Under the terms of the agreement, Arch will acquire MobileMedia for a combination of cash, the assumption of certain liabilities, and the issuance of Arch common stock and warrants to acquire Arch common stock. The merger transaction will be implemented through the plan of reorganization MobileMedia filed with the U.S. Bankruptcy Court for the District of Delaware. Subject to various closing conditions, the transaction is expected to close during the first quarter of 1999.

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 17, 1998          MOBILEMEDIA CORPORATION

                                    By: /s/ David R. Gibson
                                        ----------------------------
                                        David R. Gibson
                                        Senior Vice President and
                                        Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                                                 Page
-----------                                                 ----

EX-99.1     Agreement and Plan of Merger

EX-99.2     First Amendment to Agreement and
              Plan of Merger